Exhibit 10.5

In re	CHARYS HOLDING COMPANY, INC	Case No.	08-10289 (BLS)
	Debtor	Reporting Period:	May 1 through 31

STATEMENT OF OPERATIONS (Income Statement)

The Statement of Operations is to be prepared on an accrual basis. The accrual basis of accounting recognizes revenue when it is realized and expenses when they are incurred, regardless of when cash is actually received or paid.

REVENUES	MONTH	CUMULATIVE -FILING TO DATE
Gross Revenues
Less: Returns and Allowances
Management Fees billable to Subsidiaries	1,300,000	11,870,579
COST OF GOODS SOLD
Beginning Inventory
Add: Purchases
Add: Cost of Labor
Add: Other Costs (attach schedule)
Less: Ending Inventory
Cost of Goods Sold
Gross Profit	1,300,000	11,870,579
OPERATING EXPENSES
Advertising
Auto and Truck Expense
Bad Debts
Contributions
Employee Benefits Programs	4,490	10,845
Officer/Insider Compensation*	90,308	388,718
Insurance	2,852	35,383
Management Fees/Bonuses
Office Expense
Outside and other services - no reorganization items	90,982	228,297
Repairs and Maintenance
Rent and Lease Expense	13,185	59,617
Salaries/Commissions/Fees	43,418	139,667
Supplies	3,972	20,302
Taxes - Payroll	4,343	24,588
Taxes - Real Estate
Taxes - Other		(28)
Travel and Entertainment	17,062	49,978
Utilities	5,989	17,753
Other (attach schedule)	42,086	231,821
Total Operating Expenses Before Depreciation	318,687	1,206,941
Depreciation/Depletion/Amortization	2,823	10,199
Net Profit (Loss) Before Other Income & Expenses	978,490	10,653,439
OTHER INCOME AND EXPENSES
Other Income(Loss) - Subsidiaries	(210,898)	(2,612,846)
Interest Expense	(69,870)	(298,624)
Other Expense (attach schedule)
Net Profit (Loss) Before Reorganization Items	697,722	7,741,969

In re	CHARYS HOLDING COMPANY, INC	Case No.	08-10289 (BLS)
	Debtor	Reporting Period:	May 1 through 31

REORGANIZATION ITEMS
Professional Fees	481,801	2,932,682
U. S. Trustee Quarterly Fees		4,875
Interest Earned on Accumulated Cash from Chapter 11 (see continuation sheet)
Gain (Loss) from Sale of Equipment
Other Reorganization Expenses (attach schedule)
Total Reorganization Expenses
Income Taxes
Net Profit (Loss)	$215,921	$4,804,412
*"Insider" is defined in 11 U.S.C. Section 101(31).

BREAKDOWN OF “OTHER” CATEGORY

OTHER COSTS
	None	None

OTHER OPERATIONAL EXPENSES
	None	None

OTHER INCOME
	None	None

OTHER EXPENSES
Other professional fees - non bankruptcy professionals	42,085	231,821

OTHER REORGANIZATION EXPENSES
See MOR-6 "Bankruptcy Professionals"	481,801	2,932,682

Reorganization Items - Interest Earned on Accumulated Cash from Chapter 11:
Interest earned on cash accumulated during the chapter 11 case, which would not have been earned but for the bankruptcy proceeding, should be reported as a reorganization item.